Exhibit (2)(b)
BY-LAWS

OF

BNY MELLON ETF TRUST II
ARTICLE 1
Agreement and Declaration of Trust and Principal Office
1.1 Agreement and Declaration of Trust.  These By-Laws are adopted pursuant to Section 6.8 of, and shall be subject to, the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of the above-captioned Massachusetts business trust established by the Declaration of Trust (the “Trust”).
1.2 Principal Office of the Trust.  The principal office of the Trust shall be located in New York, New York.  Its resident agent in Massachusetts shall be CT Corporation System, 155 Federal St, Ste 700, Boston, Massachusetts 02110, or such other person as the Trustees from time to time may select.
ARTICLE 2
Meetings of Trustees
2.1 Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration of Trust) and at such times as the Trustees from time to time may determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.
2.2 Special Meetings.  Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.
2.3 Notice of Special Meetings.  It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by email or facsimile at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
2.4 Notice of Certain Actions by Consent.  If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each

Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.  Any written consents may be executed and delivered in counterparts and by electronic means.
2.5 Quorum and Manner of Acting.  At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.
2.6  Chair.  The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification.  The Chair (or, if the Chair is unable to attend any such meeting, the Chair’s designee) shall preside at all meetings of the Trustees.  The Chair shall have such other duties and powers as are set forth in these By-laws and as the Trustees may from time to time determine.

ARTICLE 3
Officers
3.1 Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect.  The Trust also may have such agents as the Trustees from time to time may in their discretion appoint.  An officer may be but need not be a Trustee or shareholder.  Any two or more offices may be held by the same person.
3.2 Election.  The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of any vacancy in any such office.  The Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust within the meaning of the Investment Company Act of 1940 (“1940 Act”), or otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act as in effect from time to time (“Rule 38a-1”).  Other officers, if any, may be elected or appointed by the Trustees at any time.  Vacancies in any such other office may be filled at any time.
3.3 Tenure.  The President, Treasurer and Secretary shall hold office in each case until he or she sooner dies, resigns, is removed or becomes disqualified.  Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees, provided that any removal of the Chief Compliance Officer shall be in accordance with Rule 38a-1.
3.4 Powers.  Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as commonly are incident to the office occupied by him or her as if the

Trust were organized as a Massachusetts business corporation or such other duties and powers as the Trustees may from time to time designate.
3.5 President.  Unless the Trustees otherwise provide, the President shall preside at all meetings of the shareholders.  Unless the Trustees otherwise provide, the President shall be the chief executive officer.
3.6 Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Trust, and, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, shall be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.
3.7 Secretary.  The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.
3.8 Chief Compliance Officer.  The Chief Compliance Officer shall perform the duties and shall have the responsibilities of the chief compliance officer of the Trust, including any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.
3.9 Resignations and Removals.  Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or Secretary or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  The Trustees may remove any officer elected by them with or without cause.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
ARTICLE 4
Committees; Experts and Advisers
4.1 Appointment.  The Trustees may appoint from their number an executive committee and other committees.  Except as the Trustees otherwise may determine, any such committee may make rules for conduct of its business.  The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.
4.2 Quorum; Voting.  A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present).

4.3 Authority to Retain Experts and Advisers.  The Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust may hire employees and retain experts and advisers, including independent legal counsel, at the expense of the Trust, to the extent such Trustees deem necessary to carry out their duties as Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

ARTICLE 5
Reports
The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law.  Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.
ARTICLE 6
Fiscal Year
The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Board of Trustees.
ARTICLE 7
Seal
The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE 8
Execution of Papers
Except as the Trustees generally or in particular cases may authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.
ARTICLE 9
Shares
9.1 Shares.  Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 3.5 of the Declaration of Trust (each, a

“Transfer Agent”) in uncertificated form, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Declaration of Trust.
9.2 Share Transfers.  Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares.  Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.
ARTICLE 10
Indemnification
10.1 Trustees, Officers, etc.  The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.  Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition or any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided that (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person’s failure to fulfill his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not “interested persons” (as that term is defined in the 1940 Act) (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.
10.2 Compromise Payment.  As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, indemnification shall be provided if (a) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or to have been liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.
10.3 Indemnification Not Exclusive.  The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled.  As used in this Article 10, the term “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested person” is a person against whom none of the actions, suits or other proceedings in question or another action, suit, or other proceeding on the same or similar grounds is then or has been pending.  Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.
10.4 Limitation.  Notwithstanding any provisions in the Declaration of Trust and these By-Laws pertaining to indemnification, all such provisions are limited by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:
In the event that a claim for indemnification is asserted by a Trustee, officer or controlling person of the Trust in connection with the registered securities of the Trust, the Trust will not make such indemnification unless (i) the Trust has submitted, before a court or other body, the question of whether the person to be indemnified was liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and has obtained a final decision on the merits that such person was not liable by reason of such conduct or (ii) in the absence of such decision, the Trust shall have obtained a reasonable determination, based upon a review of the facts, that such person was not liable by virtue of such conduct, by (a) the vote of a majority of Trustees who are neither interested persons as such term is defined in the 1940 Act, nor parties to the proceeding or (b) an independent legal counsel in a written opinion.

The Trust will not advance attorneys’ fees or other expenses incurred by the person to be indemnified unless (i) the Trust shall have received an undertaking by or on behalf of such person to repay the advance unless it is ultimately determined that such person is entitled to indemnification and (ii) one of the following conditions shall have occurred:  (x) such person shall provide security for his undertaking, (y) the Trust shall be insured against losses arising by reason of any lawful advances or (z) a majority of the disinterested, non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall have determined that based on a review of readily available facts there is reason to believe that such person ultimately will be found entitled to indemnification.
ARTICLE 11
Shareholders
11.1 Meetings.  A meeting of the shareholders shall be called by the Secretary whenever ordered by the Trustees, or requested in writing by the holder or holders of at least 30% of the outstanding shares entitled to vote at such meeting; provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.  No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at that meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders during the preceding twelve months.  If the meeting is a meeting of the shareholders of one or more series or class of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series or classes shall be entitled to notice of and to vote at the meeting.  If the Secretary, when so ordered or requested, refuses or neglects for more than five days to call such meeting, the Trustees, or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.
11.2 Record Dates.  For the purpose of determining the shareholders of any series or class who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees from time to time may fix a time, which shall be not more than 90 days before the date of any meeting of shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.
11.3 Place of Meetings.  All meetings of the shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be designated by the Trustees or the President of the Trust.  Meetings of shareholders may also be held solely by means of remote communication whereby shareholders are provided with a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; participation in such a meeting shall constitute presence in person at the meeting.
11.4 Notice of Meetings.  A written notice of each meeting of shareholders, stating the place (or in lieu of a place, the means of remote communication by which shareholders may be deemed to be present in person and vote at such meeting), date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust.  Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Trustees.  No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.
11.5 Communications with Shareholders.  Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these By-Laws or applicable law may be sent, delivered or made available by mail or other carrier, in person, by email or other electronic communication or by posting on a website or publication or in any other reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address.  No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters.
11.6 Ballots.  No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.
11.7 Proxies.  Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted.  Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.  In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions, through telephonic or electronic methods of communication or via the Internet, for another person to execute his or her proxy if, in each case, such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such shareholder.
ARTICLE 12
Amendments to the By-Laws
These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.
Adopted:  June 24, 2024
Amended: August 12, 2025
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